Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan and the AmpliPhi Biosciences Corporation 2016 Employee Stock Purchase Plan of our report dated March 30, 2016, with respect to the consolidated financial statements of AmpliPhi Biosciences Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

June 22, 2016